                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                             -------------------------


                                      FORM 8-K

                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE

                          SECURITIES EXCHANGE ACT OF 1934


                                  OCTOBER 1, 1999
                             -------------------------
                                  (Date of Report)

                       CENTERSPAN COMMUNICATIONS CORPORATION
                 --------------------------------------------------
                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



            OREGON                     0-25520               93-1040330
------------------------------  ---------------------      -----------------
 (State or Other Jurisdiction   (Commission File No.)      (IRS Employer
       of Incorporation)                                 Identification No.)

        SUITE 400, 7175 N.W. EVERGREEN PARKWAY, HILLSBORO, OREGON  97124
-------------------------------------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (503) 615-3200
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              (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On October 1, 1999, CenterSpan Communications Corporation (formerly ThrustMaster, Inc.) (the "Company") consummated the sale of substantially all of the Company's hardware business assets to Guillemot Corporation, S.A., a French societe anonyme ("Guillemot"), for approximately $15,000,000 in cash, subject to potential adjustments in certain circumstances (the "Sale"). On October 4, 1999, the Company received $12,750,000 in cash from an escrow account established by the Company and Guillemot (the "Escrow Account") under the terms of the Asset Purchase Agreement, dated July 26, 1999, between the Company and Guillemot (the "Agreement"). The remaining $2,250,000 in the Escrow Account will be held to secure certain purchase price adjustments under the terms of the Agreement.

     In connection with the Sale, the Company changed its corporate name from "ThrustMaster, Inc." to "CenterSpan Communications Corporation." The name change became effective on October 13, 1999.

     The Sale and the name change were described in the Company's definitive proxy statement, filed with the Securities Exchange Commission on September 13, 1999 (the "Proxy Statement"), and were approved by the Company's shareholders at a special meeting held on September 27, 1999. The summary of the terms of the Sale provided below does not purport to be complete and is subject in all respects to the more detailed summary provided in the Proxy Statement and the specific provisions of the Agreement filed as an exhibit to the Proxy Statement. For a more detailed description of the Sale and the Agreement, the Company's shareholders are urged to read the Proxy Statement and the exhibits thereto.

ASSETS AND LIABILITIES SUBJECT TO THE SALE

     The assets sold by the Company consisted of only those assets within the Company's hardware business, and included the following:

     - the Company's accounts receivable from the sale of its hardware products;
     -    the Company's inventory of hardware products;
     - the Company's intellectual property rights related to the hardware business;
     -    the Company's assignable agreements related to the hardware business;
     - the Company's tooling, moulds, and other plastic injection equipment used in the hardware business;
     - the Company's prepaid expenses and deposits related exclusively to the hardware business;

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     -    the Company's sales-related materials related to the hardware business;
     - the Company's computer software and firmware related to the hardware business, including the Company's EDI software; and
     - the Company's records and government licenses and permits related to the hardware business.

     The Company retained all of its other assets, including all assets related to its Internet community, collaboration and communications business.

     As part of the Sale, Guillemot assumed certain liabilities related to the hardware business, including the following:

     - trade accounts payable for products or services received for the benefit of the hardware business after August 3, 1999 (the "Deposit Date");
     - the Company's contractual liabilities and obligations requiring performance after the Deposit Date with respect to the intellectual property rights acquired by Guillemot and the contractual rights acquired by Guillemot;
     - the Company's liabilities and obligations requiring performance after the Deposit Date arising in connection with the computer software and firmware acquired by Guillemot;
     - all product warranty claims insofar as such claims may be resolved by repair or replacement of the product; and
     - the Company's liabilities and obligations requiring performance after the Deposit Date arising under the government permits and licenses acquired by Guillemot.

PURCHASE PRICE AND ADJUSTMENTS

     The purchase price for the assets sold by the Company was $15,000,000 in cash, subject to certain possible adjustments discussed below. $2,250,000 of the purchase price remains in the Escrow Account to secure these adjustments.

     The purchase price is subject to downward adjustments in the event that Guillemot experiences certain levels of inventory return costs, price protection costs, or uncollectible accounts receivable with respect to the assets it acquired, each of which must exceed specified threshold amounts and certain reserve allowances established by the Company's management.

     The purchase price is subject to a downward or upward adjustment if the total amount of the Company's inventory plus accounts receivable as of the Deposit Date differs from the total of the Company's inventory plus accounts receivable as of May 31,

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1999 (as reflected on a balance sheet provided by the Company to Guillemot)
by more than $160,000.

     The purchase price is also subject to a downward adjustment of $500,000 if
(i) the License Agreement, dated as of March 1, 1997 (the "License Agreement"), between the Company and NASCAR, which was assigned to Guillemot, is not modified to allow Guillemot to sell the Company's NASCAR-branded inventory for an additional 90 days after the period already provided for in such agreement and
(ii) the License Agreement is not extended or renewed by NASCAR. The downward adjustment to the purchase price would only be $250,000 if the License Agreement is not renewed or extended but NASCAR agrees to modify the agreement to give Guillemot the extra 90-day period to sell the NASCAR-branded inventory.

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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS

FINANCIAL STATEMENTS

          See Exhibit 99

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EXHIBITS

     Listed below are the exhibits filed as a part of this report.

     (c)  EXHIBITS

          EXHIBIT NO.         DESCRIPTION

              10.1* Asset Purchase Agreement, dated July 26, 1999, by and between the Company and Guillemot Corporation, S.A.

                99*           Financial Statements

     * Incorporated by reference from the Company's definitive Proxy Statement on Schedule 14A, filed on September 13, 1999.

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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CENTERSPAN COMMUNICATIONS CORPORATION



 Dated:  October 15, 1999               By  /s/ Frank G. Hausmann
                                            -----------------------------------
                                             Frank G. Hausmann,
                                             President and CEO